Exhibit 10.1

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT is made as of [x], 2012 between McEwen Mining Inc., a corporation governed by the laws of the State of Colorado (the “Corporation”) and •, of [Location]• (the “Indemnified Person”).

WHEREAS:

A.                                    the Indemnified Person is a director and/or senior officer of the Corporation and/or a director or senior officer of:

(i)                                     a wholly-owned subsidiary of the Corporation;

(ii)                                  a less than wholly-owned subsidiary of the Corporation; or

(iii)                               a corporation in which the Corporation or a subsidiary of the Corporation has an interest;

(collectively, a “Related Entity”);

B.                                    in order to induce the Indemnified Person to continue to act as a director or senior officer of the Corporation and/or a Related Entity, as the case may be, the Indemnified Person has requested the Corporation to provide an indemnity to the Indemnified Person; and

C.                                    the Corporation and the Indemnified Person wish to evidence the indemnity provided by entering into this Indemnity Agreement.

NOW THEREFORE in consideration of the Indemnified Person acting and continuing to act as a director and/or senior officer of the Corporation and/or a Related Entity, as the case may be, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Corporation, the Corporation agrees with the Indemnified Person as follows:

1.                                      INDEMNITY

1.1.                            Indemnity

Subject to subsection 1.2, the Corporation shall indemnify and save harmless the Indemnified Person and the heirs, executors, administrators and other personal representatives of the Indemnified Person (collectively, the “Indemnitees” and individually, an “Indemnitee”) against and from:

(a)                                 any and all claims of every nature and kind whatsoever which may be made against the Indemnified Person by any person, firm, corporation, government, or governmental department, body, commission, board, bureau, agency or instrumentality arising out of or in any way connected with the management, operation, activities or existence of the Corporation or any Related Entity;

(b)                                 any and all liabilities, losses, damages, costs, charges, expenses, fines and penalties which the Indemnified Person may sustain, incur or be liable for in consequence of him acting as a director and/or senior officer of the Corporation and/or a Related Entity, as the case may be, whether sustained or incurred by reason of his negligence, default, breach of duty, breach of trust, failure to exercise due diligence or otherwise in relation to the Corporation or any Related Entity; and

(c)                                  in particular, and without limitation, from and against all liabilities and penalties at any time imposed upon the Indemnified Person or any claims at any time made against the Indemnified Person under or by virtue of the applicable laws (including common law and civil law), by-laws, statutes, rules, regulations, principles of law and equity, orders, ordinances, judgments, decrees or other requirements, whether domestic or foreign, and the terms and conditions of any grant of approval, permission, authority or license of any governmental entity (each in a context that are applicable to the Indemnified Person), or any re-enactment or amendment of any such laws, or any other similar enactment in any jurisdiction in which the Corporation or any Related Entity carries on business and which in any way involves the affairs or business of the Corporation or any Related Entity;

(collectively, “Claims”).

1.2.                            Conditions

Notwithstanding the provisions of subsection 1.1, the Corporation shall not be obligated to indemnify or save harmless the Indemnitees against and from any Claim if a judgment or order of a court from which there is no appeal or no appeal is taken within the time allowed specifically finds:

(a)                                 that in respect thereof the Indemnified Person failed to act honestly and in good faith with a view to the best interests of the Corporation or the Related Entity;

(b)                                 in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, that the Indemnified Person did not have reasonable grounds for believing that his conduct was lawful;

(c)                                  that the claim arises out of a criminal conviction of the Indemnified Person to which the Indemnified Person pleaded guilty or which involved actual criminal intent on the part of the Indemnified Person;

(d)                                 that the claim arises out of an act, error, or omission of the Indemnified Person that was fraudulent or malicious and that was committed by the Indemnified Person with actual fraudulent or malicious purpose or intent; or

(e)                                  that the claim arises out of the Indemnified Person failing to disclose the Indemnified Person’s interest or conflicts as required pursuant to applicable laws.

1.3.                            Advancement of Defence Costs

The Corporation shall promptly advance, from time to time, to the Indemnitees reasonable amounts in respect of costs, charges and expenses, including, without limitation, legal and investigative fees and charges, to enable the Indemnitee to defend any Claim.

1.4.                            Repayment of Defence Costs

If a court makes a determination, from which there is no appeal or no appeal is taken within the time allowed, that one or more of the conditions set out in subsection 1.2 applies to any Claim, the Indemnitee shall forthwith repay all amounts in respect of costs, charges and expenses advanced to the Indemnitee by the Corporation in respect of that Claim.

2.                                      INDEMNITY PAYMENTS

2.1.                            Restrictions for Illegality of Indemnity

The Corporation is not obliged under section 1 to make any payment that is prohibited by applicable law or court order in force at the date the payment must be made or requires court approval that has not been obtained.

2.2.                            Actual Payment

The Corporation shall pay all amounts due to the Indemnitee under this Agreement upon demand by the Indemnitee, which demand shall be accompanied by reasonable documentation of the amounts incurred and for which payment is being required.  The Indemnitee shall be entitled to demand payment whether or not actual payment of the Claim has been made by the Indemnitee provided that the amount of the Claim has been determined.

3.                                      TAXABLE BENEFITS

The Corporation shall gross up any indemnity payment made pursuant to this Indemnity Agreement by the amount of any tax payable (after reflecting any deductible expense in respect of which the indemnity payment is made) by the Indemnitee pursuant to applicable tax legislation in respect of such payment and shall pay the grossed up amount to the Indemnitee.

4.                                      ENFORCEMENT COSTS

4.1.                            Application to Court

If any payment by the Corporation under section 1 first requires the approval of any court, the Corporation at its own expense and in good faith will promptly take proceedings to obtain that approval.  The Corporation shall indemnify the Indemnitees for the amount of all costs actually and reasonably incurred by any or all of them in obtaining any court approval required to enable or require the Corporation to make a payment under section 1 and this section 4 and in enforcing this Indemnity Agreement, including without limitation all legal fees and disbursements actually and reasonably incurred.

4.2.                            Independent Counsel for Court Approval

The Indemnitees, or any of them, may each retain their own independent legal counsel for the purpose of obtaining court approval under subsection 4.1 and the cost of such representation actually and reasonably incurred shall be considered a Claim to which this Indemnity Agreement applies.

5.                                      DIRECTOR/OFFICER CEASING TO ACT

The Indemnified Person may resign at any time as a director or officer of the Corporation or a Related Entity.  The obligations of the Corporation under this Agreement continue after and are not affected in any way by the Indemnified Person ceasing to be a director of the Corporation or a Related Entity whether by resignation, retirement, removal, death, incapacity, disqualification under applicable law or stock exchange requirements, or otherwise.

6.                                      RE-ELECTION

The obligations of the Corporation under this Indemnity Agreement continue after and are not affected in any way by the re-election or re-appointment from time to time of the Indemnified Person as a director or officer of the Corporation or a Related Entity.

7.                                      CONTINUING INDEMNITY

7.1.                            Other Compensation

The obligations of the Corporation under this Indemnity Agreement are not diminished or in any way affected by:

(a)                                 Financial Interest: The Indemnified Person holding from time to time any direct or indirect financial interest in the Corporation or in a Related Entity;

(b)                                 Salary/Compensation: Payment by the Corporation, or by any Related Entity, to the Indemnified Person of director’s or officer’s fees or any salary, wages or other compensation;

(c)                                  Interested Contracts: Payment by the Corporation, or by any Related Entity, to the Indemnified Person or to any firm of which the Indemnified Person is a partner, associate or employee, of any fees for property transferred or services rendered;

(d)                                 D & O Insurance: Any directors’ or officers’ liability insurance placed by or for the benefit of the Indemnified Person by the Indemnified Person, the Corporation or any Related Entity; or

(e)                                  Other Indemnities: Payment to the Indemnified Person by any shareholder of the Corporation, or any Related Entity, or by any other person pursuant to any other contract of indemnity.

Notwithstanding paragraphs (d) and (e), if any amount is paid by the Corporation to an Indemnitee pursuant to this Indemnity Agreement, the Corporation shall be subrogated to the rights, if any, of the Indemnitee to recover the amount under any directors’ or officers’ liability insurance or from any shareholder of the Corporation, any Related Entity, or any other person.

7.2.                            Non Compliance with Charter

The obligations of the Corporation under this Indemnity Agreement are not diminished or in any way affected by the Indemnified Person’s failure to comply with the provisions of the Articles of Incorporation or the by-laws of the Corporation, each as amended.

7.3.                            Non Waiver

No waiver by the Indemnified Person of any default or breach of any of the terms, covenants, conditions, or obligations of this Indemnity Agreement shall constitute a waiver by the Indemnified Person of any prior, concurrent, or subsequent default or breach of the same, or any other term, covenant, condition, or obligation of the Corporation.

8.                                      REPORTING

8.1.                            Indemnitee Cooperation

The Indemnitees shall give notice to the Corporation as soon as reasonable practicable after being served with any statement of claim, writ, notice of motion, summons or other documents commencing or continuing any Claim in respect of which the Corporation may be required to make any payments pursuant to this Indemnity Agreement.  The Indemnitees shall give the Corporation such information and cooperation as the Corporation may reasonably require from time to time in respect of all matters contemplated by this Indemnity Agreement.

8.2.                            Defence of Proceedings

The Corporation shall, subject to this section 8.2, be entitled (but not required) to assume the defence on behalf of the Indemnitees of any proceeding with respect to a Claim; provided that the defence shall be through a legal counsel acceptable to the Indemnitees, acting reasonably.  The Indemnitees shall have the right to employ separate counsel in any such proceeding and participate in its defence, but the fees and expenses of that counsel shall be at the expense of the Indemnitees unless:

(a)                                 the Corporation fails to assume the defence of that proceeding on behalf of the Indemnitees within five business days after receiving notice of the proceeding;

(b)                                 the employment of that counsel has been authorized by the Corporation; or

(c)                                  the parties to any such proceeding include both the Indemnitees and the Corporation and the Indemnitees have been advised by counsel that joint representation is inadvisable as a result of actual or potential conflict of interest or the possibility of different legal defences being available to Indemnitees than to the Corporation, in which case, the Corporation shall not have the right to assume the defence of the suit on behalf of the Indemnitees but shall be liable to pay the fees and expenses of counsel actually and reasonably incurred by the Indemnitees.

In no event, however, shall the Corporation be liable under this Indemnity Agreement to pay the fees and expenses of more than one law firm in any one jurisdiction acting as counsel on behalf of the Indemnitees.

8.3.                            Settlement of Claims

The Indemnitees will not settle any proceeding that may result in the Corporation being required to make any payment pursuant to this Indemnity Agreement without the prior written consent of the Corporation, which shall not be unreasonably withheld or delayed.  Notwithstanding any other provision of this Indemnity Agreement, the

Indemnities that it contains shall not apply in respect of any liability to the extent of any actual prejudice caused to the Corporation if the Indemnitees:

(a)                                 admit any facts or allegations concerning the Claim;

(b)                                 admit any liability in respect of the Claim; or

(c)                                  settle the Claim,

in each case without the prior written consent of the Corporation (which shall not be unreasonably withheld or delayed).

8.4.                            Corporation Cooperation

The Corporation agrees to notify the Indemnified Person in writing as soon as reasonably practicable after being served with any statement of claim, writ, notice of motion, indictment, or other document commencing or continuing any Claim against the Indemnified Person.  The Corporation agrees to give the Indemnified Person such information and cooperation as the Indemnified Person may reasonably require from time to time in respect of all matters under this Indemnity Agreement.

8.5.                            Notices

Any notice required or permitted to be given under this section 8 or any other provision of this Indemnity Agreement must be in writing and will be properly given if delivered by hand or facsimile addressed as follows:

(a)         in the case of the Corporation, to:

McEwen Mining Inc.
181 Bay Street
Bay Wellington Tower
Suite 4750, P.O. Box 792
Toronto, Ontario M5J 2T3
Canada

Attention:  Legal Counsel
Telecopy No.:  (647) 258 0408

with a copy to (which shall not constitute notice):

George Hagerty, Esq.
Hogan Lovells US LLP
One Tabor Center, Suite 1500
1200 Seventeenth Street

Denver, CO  80202
USA

Telecopy No.: (303) 899-7333

(b)         in the case of the Indemnified Person, to:

•

Facsimile No. •

or to such other address as the parties may from time to time specify by notice given in accordance with this Indemnity Agreement.  Any notice given will be conclusively deemed to have been given or made, if delivered, on the day of delivery, or if sent by facsimile, on the day that transmission is successfully completed provided that if such successful completion is after 5:00 p.m. local time, then such facsimile will be deemed to have been delivered on the next business day.

9.                                      SEVERABILITY

If a provision of this Indemnity Agreement is wholly or partially invalid, this Indemnity Agreement will be interpreted as if the invalid provision, or part thereof, had not been a part of this Indemnity Agreement.

10.                               INDEMNITIES CUMULATIVE

The indemnities provided by this Indemnity Agreement are in addition to, and not in substitution for, any other right or entitlement which the Indemnified Person may have to be indemnified by the Corporation or any other person.

11.                               LAW AND JURISDICTION

This Indemnity Agreement is governed by Colorado law.  The Corporation and the Indemnified Person attorn irrevocably and unconditionally to the non-exclusive jurisdiction of the courts of Colorado in respect of any action or proceeding commenced by an Indemnitee or the Corporation in respect of this Indemnity Agreement.

12.                               ENUREMENT

This Indemnity Agreement enures to the benefit of the Indemnified Person and the heirs, executors, administrators and personal representatives of the Indemnified Person.  This Indemnity Agreement is binding upon the Corporation and its successors.

IN WITNESS WHEREOF this Indemnity Agreement has been executed by the Corporation and the Indemnified Person as of the date first above written.

MCEWEN MINING INC.

By:
	[Authorized Signatory]	[Indemnified Person]

By:
	[Authorized Signatory]	Witness

Print name of Witness